Exhibit 99.1

ANNEX G

Proxy Card for Leo Holdings Corp. Extraordinary General Meeting

Leo Holdings Corp.

21 Grosvenor Place

London SW1X 7HF, United Kingdom

EXTRAORDINARY GENERAL MEETING

OF SHAREHOLDERS OF LEO HOLDINGS CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON             , 2020.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated             , 2020, in connection with the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) to be held at 9:00 a.m. Eastern Time on             , 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Lyndon Lea and Robert Darwent, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Leo Holdings Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 12.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12.

Proposal No. 1—The BCA Proposal— to consider and vote upon a proposal to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of April 23, 2020 and as hereafter amended, by and among the Company, Digital Media Solutions Holdings, LLC (“DMS”), CEP V DMS US Blocker Company, a Delaware corporation (“Blocker Corp”), Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest Direct Seller”), Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership (“Blocker Seller 1”), CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership (“Blocker Seller 2,” and together with Prism, Clairvest Direct Seller and Blocker Seller 1, the “Sellers”), Clairvest GP Manageco Inc., an Ontario corporation as a Seller Representative, and, solely for the limited purposes set forth therein, Leo Investors Limited Partnership, a Cayman Islands exempted limited partnership (“Sponsor”) (the “Business Combination Agreement”), pursuant to which, among other things, following the Domestication of the Company to Delaware as described below, the Company will purchase all of the outstanding stock of Blocker Corp and a portion of the units of DMS held by Prism and Clairvest Direct Seller, which units the Company will immediately contribute to the capital of Blocker Corp, in exchange for a combination of (a) cash consideration, (b) 2,000,000 private placement warrants (the “Seller Warrants”), (c) shares of Class B common stock, par value $0.0001 per share, of New DMS (as defined below) (the “New DMS Class B Common Stock”), which will have no economic value but will entitle the holder thereof to one vote per share, and (d) shares of Class C common stock, par value $0.0001 per share, of New DMS (the “New DMS Class C Common Stock”), which are convertible into shares of Class A common stock, par value $0.0001 per share, of New DMS (the “New DMS Class A Common Stock”) pursuant to a conversion ratio to be determined at the closing of the Business Combination (as defined below), certain related agreements (including the Subscription Agreements, the Amended Partnership Agreement, the Tax Receivable Agreement and the Surrender Agreement, each as defined in the accompanying proxy statement/prospectus) and the transactions contemplated thereby (this proposal is referred to herein as the “BCA Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Domestication Proposal— to consider and vote upon a proposal to approve by special resolution the change of the Company’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication,” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) (this proposal is referred to herein as the “Domestication Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Organizational Documents Proposals —to consider and vote upon the following six separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution the following material differences between the current amended and restated memorandum and articles of association of the Company (the “Existing Organizational Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of New DMS (a corporation incorporated in the State of Delaware, assuming the Domestication Proposal is approved and adopted, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Digital Media Solutions, Inc.” in connection with the Domestication (the Company after the Domestication is referred to herein as “New DMS”):

(A) Proposal No. 3—Organizational Documents Proposal A—to authorize the change in the authorized capital stock of the Company from (i) 200,000,000 Class A ordinary shares, par value $0.0001 per share (the “public shares”), 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”) and 1,000,000 preferred shares, par value $0.0001 per share, to (ii) 600,000,000 shares of common stock, par value $0.0001 per share, of New DMS, consisting of (a) shares of New DMS Class A Common Stock, (b) shares of New DMS Class B Common Stock, (c) shares of New DMS Class C Common Stock, and (d) 100,000,000 shares of preferred stock, par value $0.0001 per share, of New DMS (“New DMS Preferred Stock”) (this proposal is referred to herein as “Organizational Documents Proposal A”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Proposal No. 4—Organizational Documents Proposal B— to authorize the board of directors of New DMS to issue any or all shares of New DMS Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by New DMS’s board of directors and as may be permitted by the DGCL (this proposal is referred to herein as “Organizational Documents Proposal B”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Proposal No. 5—Organizational Documents Proposal C —to provide that certain provisions of the certificate of incorporation of New DMS are subject to the Director Nomination Agreement (this proposal is referred to herein as “Organizational Documents Proposal C”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Proposal No. 6—Organizational Documents Proposal D —to authorize the removal of the ability of New DMS stockholders to take action by written consent in lieu of a meeting, from and after the first date that Prism, Clairvest and any of their respective affiliates cease to collectively own, in the aggregate, at least fifty percent (50%) of the outstanding voting stock of New DMS (this proposal is referred to herein as “Organizational Documents Proposal D”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(E) Proposal No. 7—Organizational Documents Proposal E —to authorize the grant of an explicit waiver regarding corporate opportunities to New DMS and its directors (this proposal is referred to herein as “Organizational Documents Proposal E” and, together with Organization Documents Proposal A, the “Required Organizational Documents Proposals”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(F) Proposal No. 8 —Organizational Documents Proposal F—to authorize all other changes in connection with the replacement of Existing Organizational Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively), including (1) changing the post-Business Combination corporate name from “Leo Holdings Corp.” to “Digital Media Solutions, Inc.” (which is expected to occur upon the Domestication), (2) making New DMS’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) electing to not be governed by Section 203 of the DGCL and limiting certain corporate takeovers by interested stockholders and (5) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the Company’s board of directors believes is necessary to adequately address the needs of New DMS after the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9— The Security Issuance Proposal—to consider and vote upon a proposal to approve by ordinary resolution for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of shares of New DMS Class A Common Stock to certain private placement investors, including an affiliate of Sponsor, and the issuance of the Seller Warrants, New DMS Class B Common Stock, including the New DMS Class A Common Stock into which the DMS Units are redeemable in accordance with the Amended Partnership Agreement, and New DMS Class C Common Stock, including the New DMS Class A Common Stock into which the New DMS Class C Common Stock is convertible in accordance with the Proposed Certificate of Incorporation, to the Sellers, and the issuance of to the extent such issuance would require a shareholder vote under NYSE Listing Rule 312.03 (this proposal is referred to herein as the “Security Issuance Proposal” and, collectively with the BCA Proposal, the Domestication Proposal and the Required Organizational Documents Proposals, the “Condition Precedent Proposals”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10 —The Seller Nominee Appointment Proposal—to consider and vote on a non-binding, advisory basis upon a proposal to approve by ordinary resolution the appointment of Robbie Isenberg, James Miller, Fernando Borghese and Mary Minnick to the board of directors of New DMS as of the closing of the transactions contemplated by the Business Combination Agreement in accordance with Section 9.14(g) of the Business Combination Agreement (this proposal is referred to herein as the “Seller Nominee Appointment Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 11—The Incentive Award Plan Proposal—to consider and vote upon a proposal to approve by ordinary resolution the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E (this proposal is referred to herein as the “Incentive Award Plan Proposal”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 12—The Adjournment Proposal—to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (this proposal is referred to herein as the “Adjournment Proposal” and together with the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals, the Security Issuance Proposal, the Seller Nominee Appointment Proposal and the Incentive Award Plan Proposal, the “Proxy Proposals”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Certification I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the Shares in connection with the proposed business combination.	SHAREHOLDER CERTIFICATION ☐

Dated:	, 2020

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.